UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 7, 2013
(Date of earliest event reported)
HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)
(616) 654-3000
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On October 8, 2013, Herman Miller, Inc. (the "company") filed a Current Report on Form 8-K with the Securities and Exchange Commission under Item 5.07 for purposes of reporting the voting results from the company's 2013 annual meeting of shareholders. The company is filing this amended Current Report on Form 8-K/A to disclose the updated voting results from the company's annual meeting of shareholders.

Item 5.07        Submission of Matters of a Vote of Security Holders
The annual meeting of the shareholders of the Company was held on October 7, 2013, at which:
(1) The following nominees were elected to serve three-year terms on the company’s Board of Directors by the following votes:

	Lisa A. Kro	Dorothy A. Terrell	David O. Ulrich	Michael A. Volkema
For	48,452,042	48,154,232	48,311,692	46,583,755
Withheld	598,746	896,556	739,096	2,467,033
Broker non-votes	3,207,673	3,207,673	3,207,673	3,207,673

The following individuals continued their service as Directors of the company: Mary Vermeer Andringa, David A. Brandon, Douglas D. French, J. Barry Griswell, John R. Hoke, James R. Kackley, and Brian C. Walker.

(2) Ernst & Young LLP was approved as the company’s independent auditors for the fiscal year ended May 31, 2014, by the following votes:

Ratification of Independent Auditors
For	51,367,546
Against	336,122
Abstain	554,793
Broker non-votes	n/a

(3) The 2013 Executive Incentive Cash Bonus Plan was approved by the following votes:

Approval of the 2013 Executive Cash Bonus Plan
For	47,648,523
Against	821,870
Abstain	580,395
Broker non-votes	3,207,673

(4) The compensation paid to the Company's named executive officers was approved on an advisory basis by the following votes:

Approve, On an Advisory Basis, Executive Compensation
For	47,825,521
Against	641,166
Abstain	584,101
Broker non-votes	3,207,673

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 10, 2013	HERMAN MILLER, INC.
(Registrant)

	By:	/s/ Hezron T. Lopez Hezron T. Lopez
Senior Vice President, Legal Services and Secretary